Exhibit 1.01

CNH Industrial N.V.

Conflict Minerals Report

For The Year Ended December 31, 2024

I.	Introduction and Company Overview

This report has been prepared by CNH Industrial N.V. pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). References to internet websites herein are provided only as required by the Rule and information available through these websites is not incorporated by reference into this Form SD. Unless otherwise specified, the terms “we,” “us,” “our,” “CNH,” and the “Company” refer to CNH Industrial N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands, together with its consolidated subsidiaries or any one or more of them, as the context may require.

With 2024 net sales of $19.8 billion, CNH is a leading global equipment company that designs, produces and sells agricultural and construction equipment. In addition, CNH’s Financial Services segment offers an array of financial products and services, including retail and wholesale financing. CNH’s global network includes industrial, commercial and financial services subsidiaries located in 31 countries and a commercial presence in approximately 167 countries. CNH’s Agriculture segment designs, engineers, manufactures, distributes and services a full line of agriculture equipment, implements and precision agriculture solutions. The Agriculture segment also supports customers throughout the equipment lifecycle with aftermarket solutions including guidance, automated steering systems, and application control products across a full line of equipment. Agriculture’s product lines include tractors, combine harvesters, hay and forage equipment, seeding and planting equipment, and self-propelled sprayers. The Construction segment designs, manufactures and distributes a full line of construction equipment including excavators, crawler dozers, graders, wheel loaders, backhoe loaders, skid steer loaders, and compact track loaders along with a wide variety of attachments. Tin, tantalum, tungsten and gold (“3TG”) can be found in all of CNH Industrial’s products.

Our products are highly complex, typically containing thousands of parts from many direct suppliers. We have relationships with a vast network of suppliers throughout the world. Many of our suppliers are located outside the United States and include foreign entities that are not subject to the Rule. In addition, there are generally multiple tiers between the 3TG mines and our suppliers. Therefore, we must rely on our direct suppliers to work with their suppliers to provide us with accurate information on the origin of the 3TG contained in components and materials purchased by us.

II.	Reasonable Country of Origin Inquiry (“RCOI”)

We conducted an inquiry of our suppliers to determine the country of origin of the components provided to CNH Industrial. Our RCOI comprised identification of relevant suppliers and a survey of those suppliers.

Because of the scope and complexity of our supply chain, we developed a risk-based approach that focused on our major direct suppliers as well as direct suppliers that we believed were likely to provide us with components containing 3TG (collectively, the “Surveyed Suppliers”). Surveyed Suppliers represented approximately 83% of the purchases (by dollar value) that we made for goods from suppliers. For 2024, we received responses from more than 74% of our Surveyed Suppliers equaling 468 total responses.

We requested that all Surveyed Suppliers provide information to us regarding 3TG and smelters using the template developed by the Responsible Minerals Initiative (“RMI”), known as the Conflict Minerals Reporting Template (the “Template”). The Template is a free, standardized reporting template that facilitates disclosure and communication of information regarding smelters and refiners that provide 3TG to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict-free policy and its due diligence process, and requests information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by such smelters and refiners. The information we receive is submitted into an electronic database to facilitate information analysis.

III.	Design of Due Diligence Framework

Pursuant to the Rule, we undertook due diligence efforts on the source and country of origin of 3TG in our supply chain. The Rule requires that a registrant’s due diligence follow a nationally or internationally recognized due diligence framework. Presently, the only nationally or internationally recognized due diligence framework available is the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements for each of the conflict minerals (the “OECD Guidance”). The OECD Guidance is a framework for risk-based due diligence for responsible supply chains of conflict minerals from conflict-affected and high-risk areas that is described in the five-steps noted in Section IV below.

CNH Industrial designed its due diligence measures to be in conformity, in all material respects, with the OECD Guidance.

IV.	Due Diligence Performed

This Section IV describes measures performed by us to exercise due diligence on the source and chain of custody on the 3TG contained in our products.

OECD Step 1. Establish Strong Company Management Systems

Conflict Minerals Policy

CNHI Industrial has implemented a compliance program and a Conflict Minerals Policy intended to promote the responsible sourcing of 3TG from the Democratic Republic of the Congo and adjoining countries (the “Covered Countries”), where revenues from the extraction of these natural resources have historically funded armed conflict and human rights abuses. Our conflict minerals policy is publicly available on our website at https://www.cnh.com/-/media/CNHi/cnhicorporate/Governance/corporate_governance/sustainability_guidelines/CNH_Industrial_Conflict_Minerals_Policy_2015.pdf?rev=-1

Internal Team

We have established a management system to support supply chain due diligence related to goods that may contain 3TG. Our management system includes a cross-functional executive steering committee (the “Steering Committee”) sponsored by senior legal and compliance staff, and a team of subject matter experts from functions such as purchasing, sustainability and research and development. The next level of the management system is a team of subject matter experts (“CM Team”) from relevant functions within the Company, including procurement, quality, product safety, internal audit, and legal. The CM Team is responsible for implementing the Company’s due diligence procedures.

Control Systems

We do not have a direct relationship with 3TG smelters and refiners; therefore, we rely on our direct suppliers to provide information on the origin of the 3TG contained in the components and materials supplied to us. We are a member of RMI (RMI Member Code: CNHI). RMI is an initiative developed to identify and disclose upstream actors in the supply chain, including 3TG smelters and refiners. RMI program initiatives include the Responsible Minerals Assurance Process (“RMAP”), which identifies smelters and refiners that source minerals in conformance with RMAP, and the Template. We use the Template in our RCOI and RMAP data and information in our identification and assessment of risks in the supply chain. The control systems that we have in place include, but are not limited to, a dedicated email address for conflict minerals information, supplier retention response through our third-party software tool and a smelter outreach program through RMI.

Exhibit 1.01-2

Supplier Engagement

We have provided the Surveyed Suppliers with instructions for responding to the Template and how to access our third-party software tool. Surveyed Suppliers also have access to a conflict minerals compliance e-mail address, monitored by a member of the Conflict Minerals working group, which Surveyed Suppliers could use to seek assistance in interpreting and completing the Template. Our standard purchase order terms and conditions and purchase agreements require our suppliers to provide us with supporting information and documentation evidencing due diligence of 3TG in their respective supply chains. We have adopted and made available to our suppliers a Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

Grievance Mechanism

We have processes to collect and act on concerns expressed by employees and others about possible improper or unethical business practices, violations of company policies (including our Code of Conduct, the Supplier Code of Conduct and Conflict Minerals Policy) or applicable laws. This grievance mechanism is described in our Conflict Minerals Policy.

OECD Step 2. Identify and Assess Risks in the Supply Chain

Our method for determining the country of origin of 3TG contained in our products was to conduct a supply-chain survey with Surveyed Suppliers using the Template. We have implemented a third-party software solution to collect and manage supplier CMRT data. We use this third-party solution to analyze the CMRT data provided by suppliers, aggregate the supplier CMRT data for our reporting, and follow up with any supplier whose CMRT data we identified to contain incomplete or potentially inaccurate data. We rely on our suppliers to provide information on the origin of 3TG contained in the components and materials supplied to us. These suppliers are similarly reliant upon information provided by their suppliers. Smelters and refiners identified by a supplier in response to our supply-chain survey are compared against the RMI list to identify and assist in assessing the risk that the 3TG used in our products may have originated in the Covered Countries.

OECD Step 3. Design and Implement a Strategy to Respond to Identified Risks

The Steering Committee is periodically briefed about our due diligence efforts. The executive officer signing this report is briefed on our conflict minerals compliance program.

Suppliers are required to adhere to our Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance, on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

We have an internal escalation process for following up with unresponsive suppliers to increase the response rate, and we follow-up with the Surveyed Suppliers that provide incomplete or inconsistent responses. Finally, we follow up with Surveyed Suppliers who listed non-compliant smelters or refiners in their CMRT.

OECD Step 4. Carry Out Independent Third-Party Audit of Supply Chain Due Diligence At Identified Points In The Supply Chain

We support audits of 3TG smelters and refiners conducted by third parties through our membership in RMI. RMI developed the RMAP, which uses an independent third-party audit to identify smelters and refiners that have management systems and sourcing practices in place to conform with RMAP protocols and global standards.

Exhibit 1.01-3

OECD Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is available on our website https://www.cnh.com/en-US/Investor-Relations/financial_information/sec_filings and is filed with the United States Securities and Exchange Commission.

V.	Due Diligence Results:

Survey Responses

We reviewed the Surveyed Supplier responses, including those not provided on the Template, to determine whether further engagement was necessary. When reviewing the Surveyed Supplier responses, we focused on incomplete responses as well as inconsistencies within the data reported by those suppliers. We worked directly with such suppliers in an effort to secure revised responses.

The Company relies on its suppliers to provide information on the origin of conflict minerals contained in the material supplied to the Company. In turn, those suppliers are reliant on the information supplied by their suppliers. The vast majority of the responses received provided data only with respect to the supplier’s overall 3TG sourcing, without specifying if the 3TG was used in the specific goods supplied to us. Consequently, we cannot be certain that the smelters or refiners identified by the vast majority of our Surveyed Suppliers supplied 3TG to us rather than to other customers of that Surveyed Supplier.

A minority of responses listed specific smelters or refiners. Such responses collectively identified 333 unique facilities as identified by the RMI, of which 234 were included on the RMAP Conformant Smelters and Refiners List. We also identified 2 smelters that may be sourcing from the Covered Countries and may not have been from recycled or scrap resources. These two processing facilities have been validated as compliant with RMAP protocols. Please see Attachment A for a list of smelters and refiners reported to us by the Surveyed Suppliers that listed specific smelters or refiners. The smelters or refiners listed in Attachment A may have processed the 3TG necessary for our products, but we do not have sufficient information to establish a direct link between our products and the smelters or refiners listed in Attachment A.

VI.	Efforts to Determine Mine or Location of Origin

We requested our suppliers complete the Template, which includes questions regarding the locations of smelters and refiners or origin for the minerals. When a supplier cannot directly obtain information beyond smelter or refiner name, we consult the RMI to determine the country of origin and whether the smelter or refiner has been validated as RMAP conformant.

VII.	Steps To Be Taken to Mitigate Risk

Going forward, we intend to build on our efforts and continue working with our suppliers to improve the quality of the information provided. To the extent that we are able to influence the sourcing decisions of our direct suppliers, we intend to encourage these suppliers to source Conflict Minerals from smelters and refiners that have been determined by RMI to conform to the RMAP or an equivalent third-party audit program. As we enter into new, long-term supply agreements with these direct suppliers, we will continue to incorporate terms that obligate our direct suppliers to provide information in sufficient detail to enable us to comply with our due diligence and disclosure requirements under the Rule. We will also provide our direct suppliers with additional instructions regarding our third-party software tool, and we will continue to work with our direct suppliers to educate them about the Rule and our Conflict Minerals Policy. We also intend to continue to participate in RMI meetings in order to gather best practices and collaborate with industry peers.

Exhibit 1.01-4

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements. Actual results could differ materially from those anticipated in such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update or revise publicly any forward-looking statements.

Exhibit 1.01-5

Attachment A

The processing facilities listed in the table below represent the smelters and refiners provided by the Surveyed Suppliers that provided a list of smelters or refiners.* The smelters or refiners may have processed the 3TG necessary for our products, but we do not have sufficient information to determine with certainty that is the case. Additionally, we are unable to conclusively determine the country-of-origin information for our necessary 3TG, but based on the data gathered from RMI, we believe that the sources may include the countries listed following the table.

Metal	Smelter	Smelter Country	RMI Assessment Status†
Gold	8853 S.p.A.	ITALY	Non Conformant
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	Outreach Required
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	AU Traders and Refiners	SOUTH AFRICA	Non Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Agosi AG	GERMANY	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Non Conformant
Gold	Albino Mountinho Lda.	PORTUGAL	Outreach Required
Gold	Alexy Metals	UNITED STATES OF AMERICA	Non Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant†
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Attero Recycling Pvt Ltd	INDIA	Outreach Required
Gold	Augmont Enterprises Private Limited	INDIA	Non Conformant

*	Processing facility name and location as reported by the Responsible Minerals Initiative (RMI) Country of Origin for the Conflict Minerals processed by the facilities listed above may include:

Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Congo, Democratic Republic of the, Czechia, Estonia, France, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Korea (Republic Of), Lithuania, Malaysia, Mexico, Myanmar, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Rwanda, Saudi Arabia, Singapore, South Africa, Spain, Sweden, Switzerland, Taiwan (Province Of China), Tanzania, United Republic of, Thailand, Turkey, United Arab Emirates, United States Of America, Uzbekistan, Vietnam

†	Assessment Status under RMI definitions (see https://www.responsiblemineralsinitiative.org/facility-links/database-field-definitions/)

Metal	Smelter	Smelter Country	RMI Assessment Status†
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden Ronnskar	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Outreach Required
Gold	Caridad	MEXICO	Outreach Required
Gold	Cendres + Metaux S.A.	SWITZERLAND	Non Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Coimpa Industrial LTDA	BRAZIL	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Outreach required
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Outreach Required
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Outreach Required
Gold	Dongwu Gold Group	CHINA	Outreach Required
Gold	Dowa	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Outreach required
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Outreach required
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Outreach required
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Outreach required
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Non Conformant
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Outreach Required
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Non Conformant
Gold	Gold Coast Refinery	GHANA	Outreach Required
Gold	Gold by Gold Colombia	COLOMBIA	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Outreach Required
Gold	Guangdong Jinding Gold Limited	CHINA	Outreach Required

Metal	Smelter	Smelter Country	RMI Assessment Status†
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Outreach Required
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Communication Suspended - Not Interested
Gold	Impala Refineries ? Base Metals Refinery (BMR)	SOUTH AFRICA	Conformant
Gold	Impala Refineries ? Platinum Metals Refinery (PMR)	SOUTH AFRICA	Conformant
Gold	Impala Rustenburg	SOUTH AFRICA	Conformant
Gold	Inca One (Chala One Plant)	PERU	Non Conformant
Gold	Inca One (Koricancha Plant)	PERU	Non Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Outreach required
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	JALAN & Company	INDIA	Outreach Required
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	K.A. Rasmussen	NORWAY	Outreach Required
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Outreach required
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kundan Care Products Ltd.	INDIA	Outreach required
Gold	L’Orfebre S.A.	ANDORRA	Non Conformant
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	RMI Due Diligence Review - Unable to Proceed

Metal	Smelter	Smelter Country	RMI Assessment Status†
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Lingbao Gold Co., Ltd.	CHINA	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Outreach Required
Gold	MD Overseas	INDIA	Outreach required
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Outreach required
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Gold	Morris and Watson	NEW ZEALAND	Outreach required
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA	Outreach required
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Active
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Communication Suspended - Not Interested
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Outreach Required
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant

Metal	Smelter	Smelter Country	RMI Assessment Status†
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Outreach Required
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Outreach Required
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Non Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Sam Precious Metals	UNITED ARAB EMIRATES	In Communication
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	Outreach Required
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Communication Suspended - Not Interested
Gold	Safimet S.p.A	ITALY	Non Conformant
Gold	Sai Refinery	INDIA	Outreach Required
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Non Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Communication Suspended—Not Interested
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Outreach Required
Gold	Shirpur Gold Refinery Ltd.	INDIA	Outreach Required
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Non Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Outreach Required
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Outreach Required
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Metal	Smelter	Smelter Country	RMI Assessment Status†
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Outreach Required
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Non Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Non Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	WEEEREFINING	FRANCE	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Outreach Required
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Outreach Required
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Aurubis Berango	SPAIN	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Conformant
Tin	CRM Synergies	SPAIN	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	DS Myanmar	MYANMAR	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non Conformant
Tin	Dowa	JAPAN	Conformant

Metal	Smelter	Smelter Country	RMI Assessment Status†
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Non Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Non Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Outreach Required
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Non Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Non Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA	Outreach Required
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Non Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Active
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
Tin	Minsur	PERU	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Non Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant

Metal	Smelter	Smelter Country	RMI Assessment Status†
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Bukit Timah	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	Outreach required
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Super Ligas	BRAZIL	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Outreach Required
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Outreach Required
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Woodcross Smelting Company Limited		Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Metal	Smelter	Smelter Country	RMI Assessment Status†
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	5D Production OU	ESTONIA	Outreach Required
Tantalum	AMG Brasil	BRAZIL	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	PowerX Ltd.	RWANDA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant

Metal	Smelter	Smelter Country	RMI Assessment Status†
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Outreach Required
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF	Outreach Required
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	Outreach Required
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	Non Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Communication Suspended – Not Interested
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kenee Mining Corporation Vietnam	VIETNAM	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA	Outreach Required
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant

Metal	Smelter	Smelter Country	RMI Assessment Status†
Tungsten	Masan High-Tech Materials	VIETNAM	Conformant
Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM	Outreach Required
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	Conformant
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	Outreach Required